UNITED STATES SECURITIES AND EXCHANGE COMMISSION

			  Washington, D. C. 20549






				 FORM 8-K



			      CURRENT REPORT

		      PURSUANT TO SECTION 13 OR 15(d)

		   OF THE SECURITIES EXCHANGE ACT OF 1934


	     Date of earliest event reported:  November 16, 1998





				FPL GROUP, INC.

  FLORIDA                           1-8841                     59-2449419
  (State or other            (Commission File Number)       (I.R.S. Employer
  jurisdiction                                              Identification No.)
   of incorporation)




				 700 Universe Boulevard
				Juno Beach, Florida 33408
			 (Address of principal executive office)
					(Zip Code)



				      (561) 694-4000
		   Resistrant's telephone number, including area code





Item 5.  Other Events

On November 16, 1998, FPL Energy Maine, Inc., (FPL Energy Maine) an indirect wholly-owned subsidiary of FPL Group, Inc. (FPL Group) filed a civil action in the United States District Court for the Southern District of New York seeking a declaratory judgment that Central Maine Power Company (CMP) cannot meet essential terms of the agreement with FPL Energy Maine regarding the purchase of CMP's non-nuclear generating assets, which was expected to close in the first quarter of 1999. CMP has indicated that it will oppose FPL Energy Maine's request for relief from its obligation. Based on recent Federal Energy Regulatory Commission (FERC) rulings on transmission access, as well as other issues, FPL Group believes that CMP cannot comply with the conditions in the purchase contract and FPL Energy Maine should not be bound to complete the transaction.

FPL Energy Maine asserts that the recent FERC rulings: (1) constitute a material adverse effect under the purchase agreement and substantially lessen the value of the CMP generating assets; and (2) preclude CMP from obtaining all federal, state, and local consents and approvals required for the ownership, operation, and maintenance of the generating assets in a manner substantially consistent with CMP's historical ownership, operation, and maintenance thereof, as required by the purchase agreement. FPL Energy Maine also asserts that the recent FERC rulings limit the ability of the prospective buyer to get power from the CMP generating assets to market unconstrained by transmission limitations caused by new generators being added to the New England Power Pool system, and therefore, based on the doctrine of frustration of purpose, FPL Energy Maine is excused from further obligation or liability under the purchase agreement to consummate the purchase of CMP's generating assets.

The recent FERC rulings are subject to appeal.










				SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

			      FPL GROUP, INC.
			       (Registrant)



Date:  November 19, 1998                K. MICHAEL DAVIS
					K. Michael Davis
		   Controller and Chief Accounting Officer of FPL Group, Inc.